                                                                    EX-10-4
                                                               [Execution Copy]

                                 AMENDMENT NO. 1
                           dated as of July 1, 1996 to
                                 LOAN AGREEMENT
                            dated as of May 31, 1995

         RAUCH INDUSTRIES, INC., a North Carolina corporation (the "Borrower"), and NATIONSBANK, N.A. (SOUTH), a national banking association (the "Lender"), agree as follows:

                              Preliminary Statement

         The Borrower and NationsBank, N.A. (f/k/a NationsBank, N.A. (Carolinas)) (the "Former Lender") entered into a Loan Agreement dated as of May 31, 1995 (the "Loan Agreement"). The Former Lender, with the Borrower's consent, has assigned its entire interest in and under the Loan Agreement, the promissory notes issued thereunder, and any and all certificates, instruments, agreements and other documents executed and delivered by the Borrower in connection therewith to the Lender.

         All of the issued and outstanding capital stock of the Borrower has been acquired by Syratech Corporation (the "Parent"). The Parent and other subsidiaries of the Parent are borrowers from the Lender under an Amended and Restated Loan and Security Agreement dated as of November 30, 1994, as amended and in effect from time to time. In anticipation of a restructuring of all of the bank debt of the Parent and all of its subsidiaries, Rauch has requested that the Lender agree to extend the maturity of the obligations outstanding under the Loan Agreement to October 31, 1996 and the Lender has agreed to such request, upon and subject to all of the terms, conditions and provisions of this Amendment.

        Accordingly, the Lender and the Borrower hereby agree as follows:

                  Section 1. Cross References and Definitions.

                  (a) Reference is made to the Loan Agreement. Upon and after the effectiveness of this Amendment as provided in Section 4 hereof, all references to the Loan Agreement in that document, or in any related document, shall mean the Loan Agreement as amended by this Amendment and all references to the Term Note, the Revolving Note or to the Notes, shall be to such promissory notes of the Borrower as amended by this Amendment. Except as expressly provided in this Amendment, the execution and delivery of this Amendment does not, and will not, amend, modify or supplement any provision of or constitute a consent to or a waiver of any noncompliance with the provisions of the Loan Agreement and, except as specifically provided in this Amendment, the Loan Agreement shall remain in full force and effect. From and after the effectiveness of this Amendment in accordance with the provisions of Section 4, the Lender shall be authorized to evidence the amendments to each Note effective pursuant to this Amendment by (1) affixing to the original copy of each such Note, a copy of this Amendment, as executed and delivered, (2) endorsing the amendments to each Note set forth in this Amendment on the face thereof, or (3) requesting that the Borrower execute and deliver (and if so requested, the Borrower shall execute and deliver) a replacement Note, in identical form to the Note (as amended by this Amendment) to be replaced, but for the name of the "Bank" which shall be the name of the Lender and the date of such replacement note, which shall be a current date.

                  (b) Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined.

                  Section 2. Amendment to Loan Agreement Provisions. Effective as of the Amendment Effective Date (as defined in Section 4 below), the Loan Agreement is amended by:

                  (a) amending Section 1.01.28 in its entirety to read as follows:

                  "Prime Rate" means the rate of interest publicly announced by the Bank from time to time in Atlanta, Georgia as its "prime rate." The Prime Rate is not necessarily the best or lowest rate of interest offered by the Bank;

                  (b) amending Section 1.01.33 in its entirety to read as follows:

                  "Revolving Loan Termination Date" means October 31, 1996 or, upon the written consent of the Bank, a later date;

                  (c) amending Section 2.02 by (i) deleting the word "The" appearing at the beginning thereof and substituting therefor the phrase "Subject to the proviso in this Section 2.02, the" and (ii) before the final period at the end thereof, the proviso "; provided, however, that, the foregoing provisions of this Section 2.02 to the contrary notwithstanding, the principal balance of the Term Loan remaining outstanding and unpaid on the Revolving Loan Termination Date shall be due and payable in full on such Date"

                  (d) amending Section 2.03 in its entirety to read as follows:

                  The principal balance remaining unpaid from time to time under the Term Note shall bear interest at a rate equal to the Prime Rate minus 3/4 of 1% per annum, as such Prime Rate changes from time to time, except with respect to any portion of such principal balance for which the Company has selected the LIBOR Rate Option and for which the LIBOR Rate Option is in effect in accordance with the provisions set forth in Article IV below. Installments of interest shall be due and payable monthly in arrears on the first day of each month until the Term Note has been paid in full.

                  (e) amending Section 3.02 in its entirety to read as follows:

                  The Revolving Note shall bear interest on the Debit Balance from time to time at a rate equal to the Prime Rate minus 3/4 of 1% per annum as the Prime Rate changes from time to time, except with respect to any portion of such principal balance for which the Company has selected the LIBOR Rate Option and for which the LIBOR Rate Option is in effect in accordance with the provisions set forth in Article IV below. Installments of interest on the Debit Balance shall be due and payable monthly in arrears on the first day of each month as long as there exists a Debit Balance.

                  (f) amending Section 4.01 in its entirety to read as follows:

                  So long as no event of default as described in Article XI hereof has occurred and is continuing and subject to the terms and conditions hereinafter set forth, the Company may select the LIBOR Rate plus 1.0% (the "LIBOR Rate Option") as the interest rate applicable to a particular dollar increment of the principal balance outstanding or to be disbursed, under the Term Note or the Revolving Note. Interest based on the LIBOR Rate Option shall be fixed for periods of one, two or three months, as designated by the Company in each LIBOR Rate Request described below (each such period a "LIBOR Interest Period").

                  (g) amending Section 4.05 by deleting therefrom the phrase "the maturity date of the Term Note or Revolving Note, as applicable," and substituting therefor the phrase "the Revolving Loan Termination Date,";

                  (h) amending Section 4.06 by deleting the phrase "one-half of one percent (1/2%)" both time it appears therein and substituting therefor each time, the figure "3/4 of 1%";

                  (i)      amending Section 11.01 by adding thereto a new
         section 11.01.07 to read as follows:

                  If an "Event of Default" occurs under the Amended and Restated Loan and Security Agreement dated as of November 30, 1994, as amended and in effect from time to time, between Syratech Corporation certain of its Subsidiaries (other than the Company), and the Bank.

                  (j) amending Section 12.01 by deleting the address shown therein for notices to the Bank and substituting therefor the following:

                  NationsBank, N.A. (South)
                  600 Peachtree Street, 13th floor
                  Atlanta, Georgia  30308

                  Attention:        John C. Glazebrook
                                    Vice President

                  (k) the Loan Agreement is further amended by deleting therefrom each reference therein to the time of day in Gastonia, North Carolina, and substituting therefor references to the time of day in Atlanta, Georgia.

         Section 3. Amendments to Notes.

                  (a) Effective as of the Amendment Effective Date (as defined in Section 4 below), the Revolving Credit Promissory Note issued by the Borrower pursuant to the Loan Agreement is amended by deleting therefrom the paragraph beginning "This Revolving Note shall bear interest" and substituting therefor a new paragraph to read as follows:

                  This Revolving Note shall bear interest on the Debit Balance outstanding from time to time at the rates, payable on the dates, specified in the Loan Agreement until this Revolving Note is paid in full.

                  (b) Effective as of the Amendment Effective Date (as defined in Section 4 below), the Term Loan Promissory Note issued by the Borrower pursuant to the Loan Agreement is amended by (i) inserting before the period at the end of the third full paragraph thereof (and immediately after the phrase "and final installment shall be in an amount equal to the then outstanding balance"), the proviso ", PROVIDED, HOWEVER, that the principal balance of this Term Note outstanding and unpaid on the Revolving Loan Termination Date (as defined in the Loan Agreement) shall be due and payable in full on such Date in accordance with the provisions of the Loan Agreement" and
(ii) deleting therefrom the paragraph beginning "This Term Note shall bear interest" and substituting therefor a new paragraph to read as follows:

                  This Term Note shall bear interest on the outstanding balance from time to time at the rates, payable on the dates, specified in the Loan Agreement until this Term Note is paid in full.

         Section 4. Conditions to Effectiveness of Amendment. Sections 2 and 3 of this Amendment shall be effective as of the date hereof (the "Amendment Effective Date") upon receipt by the Lender of the following, each in form and substance satisfactory to the Lender:

                  (a) counterparts of this Amendment, duly executed and delivered by the Borrower;

                  (b) an Assignment Agreement duly executed and delivered by the Former Lender in substantially the form attached hereto as Annex 1, properly completed;

                  (c) each Note, endorsed by the Former Lender to the Lender, without recourse and without representation or warranty, except to the extent expressly set forth in the aforesaid Assignment Agreement; and

                  (d) such other documents and instruments as the Lender may reasonably request.

         Section 5. Representations and Warranties. The Borrower hereby represents and warrants that as of the Amendment Effective Date, all of the representations and warranties made or deemed to be made under the Loan Agreement are true and correct and that no Default or Event of Default exists, that the Borrower is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, that the Borrower has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which failure to be so qualified and authorized would have a materially adverse effect, that the Borrower has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Amendment and that the Borrower has consented to the assignment by the Former Lender of its entire interest under the Loan Agreement to the Lender, effective as of July 1, 1996. This Amendment and each other agreement contemplated hereby to which the Borrower is a party have been duly executed and delivered by the duly authorized officers of the Borrower and each is, or when executed and delivered in accordance with this Amendment will be, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

         Section 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

         Section 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties and their respective successors and assigns and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers in several counterparts as of the date first above written.

                                         RAUCH INDUSTRIES, INC.

                                         By:    /s/    Peter D. Rauch
                                                -------------------------------
                                         Name:  Peter D. Rauch
                                                --------------------------------
                                         Title: Chief Executive Officer
                                                -------------------------------
(CORPORATE SEAL)
Attest:
By:    /s/  Donald Walser
       ------------------------------
Name:  Donald Walser
       ------------------------------
Title: Executive Vice President
       ------------------------------


                                         NATIONSBANK, N.A. (SOUTH)


                                         By:    /s/    John C. Glazebrook
                                                -------------------------------
                                         Name:  John C. Glazebrook
                                               --------------------------------
                                         Title: Vice President
                                                -------------------------------